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                                   Exhibit 4.3

             Composite Ace Cash Express, Inc. 1987 Stock Option Plan
                 (as amended and in effect on December 17, 1997)










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                                    COMPOSITE
                             ACE CASH EXPRESS, INC.
                             1987 STOCK OPTION PLAN
                 (AS AMENDED AND IN EFFECT ON DECEMBER 17, 1997)


     On December 18, the Board of Directors of Ace Cash Express, Inc. adopted the following 1987 Stock Option Plan:

     1. PURPOSE. The purpose of the Plan is to provide certain employees with a proprietary interest in the Company through the granting of options which are intended to

            (a) increase the interest of the employees in the Company's welfare;

            (b) furnish an incentive to such employees to continue their services for the Company; and

            (c) provide a means through which the Company may attract able persons to enter its employ.

     2. ADMINISTRATION. The Plan shall be administered by the Board.

     3. PARTICIPANTS. The Board shall, from time to time, select the particular employees of the Company and its Subsidiaries to whom options are to be granted, and who will, upon such grant, become participants in the Plan.

     4. STOCK OWNERSHIP LIMITATION. No Incentive Option may be granted to an employee who owns more than 10% of the voting power of all classes of stock of the Company or its Parent or Subsidiaries. This limitation shall not apply if the option price is at least 110% of the fair market value of the stock at the time the Incentive Option is granted and the Incentive Option is not exercisable more than five years from the date it is granted.

     5. SHARES SUBJECT TO PLAN. The Board may not grant options under the Plan for more than 1,620,000 shares of Common Stock of the Company (after giving effect to the three-for-two split of the Common Stock on November 30, 1997), but this number may be adjusted to reflect, if deemed appropriate by the Board, any stock dividend, stock split, share combination, recapitalization or the like, of or by the Company. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoffered under the Plan.

     6. LIMITATION ON AMOUNT. The aggregate fair market value (determined at the time of grant) of the shares of Common Stock which any employee is first eligible to purchase in any calendar year by exercise of Incentive Options (within the meaning of Section 422A of the Internal Revenue Code) granted under this Plan and all incentive stock option plans of the Company or any Parent or Subsidiary shall not exceed $100,000. For this purpose, the fair market value (determined at the date of grant of each option) of the stock purchasable by exercise of an Incentive Option (or an installment thereof) shall be counted against the $100,000 annual limitation for an employee only for the calendar year in which such stock is first purchasable under the terms of the option.

     7. ALLOTMENT OF SHARES. The Board shall determine the number of shares of Common Stock to be offered from time to time by grant of options to employees of the Company or its Subsidiaries. The grant of an option to an employee shall not be deemed either to entitle the employee to, or to disqualify the employee from, participation in any other grant of options under the Plan.



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     8. GRANT OF  OPTIONS.  All  options  under the Plan shall be granted by the
  Board. The Board is authorized to grant Incentive Options and Nonqualified Options under the Plan. The grant of options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Board, but not inconsistent with the Plan, including provisions that may be necessary to assure that any option that is intended to be an Incentive Option will comply with Section 422A of the Internal Revenue Code. The Company shall execute stock option agreements upon instructions from the Board. An option agreement may provide, if the Board so determines, that upon exercise of the option the Board may elect to pay, in lieu of receipt from the optionholder of the exercise price and issuance of certificates for the shares of stock exercised, an amount equal to the excess of the fair market value per share on the date of exercise over the per share exercise price under the option, multiplied by the number of shares covered by the option or portion thereof being exercised (any such excess being hereinafter referred to as the "Stock Appreciation") . If such an election is made, the Stock Appreciation shall be paid to the optionholder either in cash or in Common Stock or in cash and Common Stock (based on the fair market value of such stock on the date of the election by the optionholder), as the Board shall determine. The option to purchase shares shall terminate with respect to the number of shares for which the Stock Appreciation is paid. The Plan shall be submitted to the Company's shareholders for approval. The Board may grant options under the Plan prior, to the time of shareholder approval, which options will be effective when granted, but if for any reason the shareholders of the Company do not approve the Plan prior to one year from the date of adoption of the Plan by the Board, all options granted under the Plan will be terminated and of no effect, and no option may be exercised in whole or in part prior to such shareholder approval.

     9. OPTION PRICE. The option price shall not be less than 100% of the fair market value per share of the Common Stock on the date the option is granted, if the options granted are intended to be Incentive Options. The Board shall determine the fair market value of the Common Stock on the date of grant, using any reasonable valuation method, and shall set forth the determination in its minutes.

     10. OPTION PERIOD. The Option Period shall begin on the date the option is granted, which shall be the date on which the Board authorizes the option unless the Board specifies a later date. No option, may terminate later than ten years from the date the option is granted. The Board may provide for the exercise of options in installments and upon such terms, conditions and restrictions as it may determine. The Board may provide for termination of the option in the case of termination of employment or any other reason.

     11. RIGHTS IN EVENT OF DEATH. If a participant dies prior to termination of his right to exercise an option in accordance with the provisions of his or her stock option agreement without having totally exercised the option, the option may be exercised, to the extent of the shares with respect to which the option could have been exercised by the participant on the date of the participant's death, by the participant's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the participant, provided the option is exercised prior to the date of its expiration or 180 days from the date of the participant's death, whichever first occurs.

     12. PAYMENT. Full payment for shares purchased upon exercising an option shall be made in cash or by check at the time of exercise, or on such other terms as are set forth in the applicable option agreement. No shares may be issued until full payment of the purchase price therefor has been made, and a participant shall have none of the rights of a shareholder until shares are issued to him or her.

     13. EXERCISE OF OPTION. Options granted under the Plan may be exercised during the Option Period, at such times, in such amounts, in accordance with such terms and subject to such restrictions as are set forth in the applicable stock option agreements. In no event may an option be exercised or shares be issued pursuant to an option if any requisite action, approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been taken or secured. The Board may offer an optionholder, upon such conditions and restrictions as it deems advisable and in lieu of receipt from him or her of the exercise price and issuance of certificates for the shares of stock exercised, the right to elect payment in cash, Common Stock, or a combination of cash and Common Stock as the Board shall determine in an amount equal to the Stock Appreciation.

     14. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The number of shares of Common Stock covered by each outstanding option granted under the Plan and the option price may be adjusted to reflect, as deemed appropriate by the Board, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

     15. NON-ASSIGNABILITY. Options may not be transferred other than by will or by the laws of descent and distribution. During a participant's lifetime, options granted to a participant may be exercised only by the participant.

     16. INTERPRETATION. The Board shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Board may rescind or amend any rules and regulations so prescribed.


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     17. AMENDMENT OR DISCONTINUANCE. The Plan may be amended or discontinued by the Board without the approval of the shareholders of the Company, except that any amendment that would (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities that may be issued under the Plan, or (c) materially modify the requirements of eligibility for participation in the Plan must be approved by the shareholders of the Company.

     18. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board shall be deemed to give any officer or employee any right to be granted an option to purchase Common Stock of the Company or any other rights except as may be evidenced by any stock option agreement, or any amendment thereto, duly authorized by the Board and executed on behalf of the Company and then only to the extent and on the terms and conditions expressly set forth therein.

     19. TERM. Unless sooner terminated by action of the Board, this Plan shall terminate on December 17, 1997. The Board may not grant options under the Plan after that date, but options granted before that date shall continue to be effective in accordance with their terms.

     20. DEFINITIONS. For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings respectively indicated:

            (a) "Plan" means this Incentive Stock Option Plan as amended from time to time.

            (b)  "Board" means the Board of Directors of the Company.

            (c)  "Common  Stock"  means the Common  Stock  which the  Company is currently authorized to issue or may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).

            (d) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

            (e) "Parent" means any corporation in an unbroken chain of corporations ending with the Company if, at the time of granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

            (f) "Option Period" means the period during which an option may be exercised.

            (g) "Incentive Option" means an option granted under the Plan which meets the requirements of Section 422A of the Internal Revenue Code.

            (h) "Nonqualified Option" means an option granted under the Plan which is not intended to be an Incentive Option.